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                                 EXHIBIT 11(c)

                        Consent of Price Waterhouse LLP

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CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the reference to us under the heading "Experts" in the
Statement of Additional Information incorporated by reference in this Post-Effective Amendment No. 44 to the registration statement on Form N-1A of The One Group.

/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
New York, NY
June 5, 1998